EXHIBIT 23I
OPINION OF COUNSEL

I have reviewed the representations of prior counsel to the Funds including the letters of representation previously attached to prior filings for the Funds. No changes have been made to the Company's Articles of Incorporation or Bylaws and no new funds have been introduced through the Company since prior counsel's representations. I give my permission to include this opinion as an exhibit to post-effective amendment # 15 of the Company's Registration Statement.

                                       Clifford A. Goldstein, Esq.